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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 1, 2005

                        FAMILY HOME HEALTH SERVICES INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                 ----------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        000-32887                                     02-0718322
------------------------                 ---------------------------------------
(COMMISSION FILE NUMBER)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            801 WEST ANN ARBOR TRAIL
                                    SUITE 200
                               PLYMOUTH, MICHIGAN
                                      48170
                        --------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                                 (734) 414-9990
                        --------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
                        --------------------------------
         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

      On July 1, 2005, Family Home Health Services Inc. (the "Company") entered into and closed on a Purchase Agreement by and between the Company and Kevin R. Ruark and James H. Pilkington (the "Purchase Agreement"), pursuant to which the Company acquired from Messrs. Ruark and Pilkington all of their rights and interests in and to 1,000 issued and outstanding units of FHHS, LLC, a Michigan limited liability company ("FHHS"). FHHS is a provider of a variety of home healthcare services, primarily in Southeastern Michigan, for both Medicare and private pay patients. FHHS has one office in its region and employs approximately 30 healthcare professionals.

      Subsequently, on July 1, 2005, the Company entered into and closed on a Purchase Agreement by and between the Company and Home Care Partners, LLC, a Michigan limited liability company ("Home Care") (the "Home Care Purchase Agreement"), pursuant to which the Company acquired from Home Care all of its rights and interests in and to 1,000 issued and outstanding units of FHHS.

      Reference is made to Item 2.01 of this report for further information regarding the terms of each of the Purchase Agreement and the Home Care Purchase Agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      On July 1, 2005, the Company entered into and closed on the Purchase Agreement and, subsequently, the Home Care Purchase Agreement; and, thereby, the Company completed the acquisition of FHHS. Under the terms of the Purchase Agreement, at the closing, the Company paid $100,000, and agreed to issue an amount of shares of its common stock having a value of $300,000.00 as of the close of trading on the day prior to closing, to each of Messrs. Ruark and Pilkington in exchange for all of the 1,000 issued and outstanding units of FHHS, or 50% of all of the issued and outstanding units of FHHS, held by them. Subsequently, on July 8, 2005, the Company's Board of Directors determined that the value of the Company's common stock as of June 30, 2005 was $1.64 per share and authorized the issuance of 182,927 shares of common stock to each of Messrs. Ruark and Pilkington. Mr. Ruark is the Chief Executive Officer, President, Chairman of the Board and a director of the Company. Mr. Pilkington is the Vice President, Chief Development Officer and a director of the Company. The amount of consideration received by Messrs. Ruark and Pilkington was determined, based on an evaluation of similar transactions in the industry, by multiplying earnings before taxes, interest, depreciation and amortization by four and one half.

      Under the terms of the Home Care Purchase Agreement, the Company agreed to pay to Home Care $450,000 in exchange for all of the 1,000 issued and outstanding units of FHHS, or 50% of all of the issued and outstanding units, held by it. The Company paid $33,549.48 of such purchase price as a deposit on June 1, 2005 and $35,862.83 of such purchase price as a down payment on July 1, 2005, and agreed to pay approximately $33,308.00 on the first day of each calendar month thereafter until the balance of the purchase price, which bears interest at an annual rate equal to the greater of (a) the minimum interest rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, or (b) the lesser of 8% or the maximum lawful rate, is paid in full.

      As a result of the transactions described above, FHHS became a wholly-owned subsidiary of the Company.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      In connection with the acquisition of FHHS, LLC set forth under Item 2.01 above, the Company, on July 8, 2005, issued an aggregate of 365,854 shares of its common stock to Messrs. Ruark and Pilkington in exchange for all of their rights and interests in and to 1,000 issued and outstanding units of FHHS. Messrs. Ruark and Pilkington together held 50% of the units of FHHS.

      The Company issued those shares in reliance upon the exemption from registration for non-public offerings under Section 4(2) of the Securities Act of 1933, as amended, based on the facts that the transaction was privately negotiated, there was no general solicitation and Messrs. Ruark and Pilkington are accredited and sophisticated investors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statement of Business Acquired

            The pro forma financial statements required by this Item will be filed by amendment within 75 days after July 1, 2005 (the closing date described in Item 2.01) or otherwise as soon as practicable.

      (b)   Pro forma Financial Information

            The pro forma financial statements required by this Item will be filed by amendment within 75 days after July 1, 2005 (the closing date described in Item 2.01) or otherwise as soon as practicable.

      (c)   Exhibits

            10.1 Purchase Agreement, dated July 1, 2005, by and between the Company and Kevin R. Ruark and James H. Pilkington.

            10.2 Purchase Agreement and Addendum to Purchase Agreement, each dated July 1, 2005, by and between the Company and Home Care Partners, LLC.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FAMILY HOME HEALTH SERVICES INC.

Date: July 8, 2005                 /s/ Kevin R. Ruark
                                   ------------------------
                                   By: Kevin R. Ruark
                                   Its: Chief Executive Officer and President

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                                  EXHIBIT INDEX

EXHIBIT NO.                             DESCRIPTION

10.1 Purchase Agreement, dated July 1, 2005, by and between the Company and Kevin R. Ruark and James H. Pilkington.

10.2 Purchase Agreement and Addendum to Purchase Agreement, each dated July 1, 2005, by and between the Company and Home Care Partners, LLC.